EXHIBIT 10.28

         CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS
        DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH
                                THE COMMISSION.

                              Internet Linking and
                     Content Storage/Distribution Agreement

      THIS AGREEMENT is made and entered into as of the 17th day of May, 2000, by and between BellSouth Telecommunications, Inc., acting by and through its agent BellSouth.net Inc. ("BellSouth"), and iBEAM Broadcasting Corporation (the "Company").

      1. Reasons for Agreement.

      (a) The Company operates a service which aggregates and distributes various types of content obtained from third parties ("Content Providers") through the IP networks and related facilities of Internet service providers such as BellSouth to Internet users. The activities of the Company described above, including any relevant Web site(s) relating thereto (as the same may be customized by the Company as provided in this Agreement), in order to distribute such content to BellSouth's Internet users, together with such content, are hereinafter collectively referred to as the "Company's Service".

      (b) BellSouth and Company desire to facilitate the distribution of such content by Company to users of BellSouth's Internet services, and to have BellSouth feature the Company's Service on one or more web sites operated in conjunction with BellSouth's Internet gateway services at such locations (URLs) as may be designated by BellSouth from time to time (the "BellSouth Site").

      2. Featuring of the Company's Service. BellSouth may provide one or more featured hypertext links to or other promotional information about the Company's Service and/or the availability of particular content through the Company's Service on the BellSouth Site. Unless otherwise mutually agreed, any such links may include the placement of a 140 pixel by 65 pixel graphic provided by Company in a manner consistent with the Company's standard style guide and which links to a Company provided URL. BellSouth may also conduct other marketing or related activity promoting the Company's Service or the availability of such service and related content to BellSouth's Internet users.

      3. Local Storage of the Company's Service. BellSouth will provide Company with local storage and streaming and http serving support for the Company's Service as provided in this Agreement in conjunction with BellSouth's Internet gateway service as specified in Attachment "A" to this Agreement to facilitate access thereto by BellSouth's Internet users.

      4. Changes to or Limitations on the Company's Service. As part of the linking of the BellSouth Site to the Company's Service and the distribution of the Company's Service (and related content) to BellSouth's Internet users, the parties may intend for certain changes to be made to or limitations placed on the Company's Service. Any such changes initially contemplated by the parties shall be set forth on Attachment "B" to this Agreement. The Company shall be responsible for procuring and maintaining at its expense all equipment, software, facilities, bandwidth, personnel and services necessary to host and maintain the Company's Service and make it available on the Internet for access through BellSouth's Internet network, other than the local storage and related services to be provided by BellSouth as set forth on Attachment "A".

      5. Pricing and Additional Consideration. Any pricing and other consideration set forth on Attachment "C" to this Agreement shall govern all payments, promotion or other economic obligations of the parties to each other hereunder. Unless otherwise specified on Attachment "C", neither party shall be obligated to pay any amounts or perform any services for the other in connection with their respective activities under this Agreement.

      6. Term. The scheduled term of this Agreement will commence on the date hereof, and will continue for an initial term of two (2) years. This Agreement may be terminated as set forth in Attachment "E".

      7. General Terms & Conditions. This Agreement and all activities of the parties hereunder shall be subject to the provisions of the Internet Linking and Content Caching/Distribution Terms and Conditions, attached hereto as Attachment "E".

      IN WITNESS WHEREOF, BellSouth and Company have caused this Internet Linking and Content Storage/Distribution Agreement to be executed and delivered by their duly authorized representatives, effective as of the date first written above.

BellSouth Telecommunications, Inc         iBEAM Broadcasting Corporation
By: its agent, BellSouth.net Inc.         [Company]


By:__________________________________     By:___________________________________

Name:________________________________     Name:_________________________________

Title:_______________________________     Title:________________________________

Address for notices:                      Address for notices:

303 Perimeter Center North, Suite 600     645 Almanor Avenue, Suite 100
Atlanta, Georgia 30346                    Sunnyvale, CA 94086
Attn: Cristina Van Hoff                   Attn: Daniel Sroka

BellSouth Telecommunications, Inc         iBEAM Broadcasting Corporation
By: its agent, BellSouth.net Inc.         [Company]


By:__________________________________     By:___________________________________

Name:________________________________     Name:_________________________________

Title:_______________________________     Title:________________________________

Address for notices:                      Address for notices:

303 Perimeter Center North, Suite 600     645 Almanor Avenue, Suite 100
Atlanta, Georgia 30346                    Sunnyvale, CA 94086
Attn: Cristina Van Hoff                   Attn: Daniel Sroka

                                 Attachment "A"
         to Internet Linking and Content Storage/Distribution Agreement
                                     between
                  BellSouth and iBEAM Broadcasting Corporation

                     Local Storage of the Company's Service

I. Location And Installation Of Equipment And Connection

      A. Company Equipment. Company shall provide or be responsible for the provision of all equipment mutually agreed by the parties to be necessary or appropriate for location in BellSouth Internet service facilities (each, a "Facility", and collectively, "Facilities") in connection with the distribution of the Company's Service to BellSouth's Internet service users (collectively, the "Company Equipment"). Such Company Equipment shall be used only for the purpose of distributing the Company's Service to BellSouth Internet services users pursuant to this Agreement. Title to all Company Equipment (and license rights to all software operating thereon) shall, as between Company and BellSouth, remain with Company.

      B. Space for Local Storage. BellSouth shall provide appropriate space for the location of such Company Equipment at the mutually agreed upon Facilities, which the parties anticipate will be located in at least ten markets within the BellSouth region, as set forth in each Site Activation Form agreed to by the parties pursuant to this Agreement. In connection with each Site Activation Form to be executed with respect to each Facility, the parties shall mutually agree upon the nature and quantity of the Company Equipment to be located at such Facility. All Company Equipment to be located in BellSouth CO facilities shall be NEBS compliant as defined in the Warrant Agreement between BellSouth Corporation and iBEAM Broadcasting Corporation dated May 16, 2000, "The Warrant Agreement," and shall meet any and all other standards typically applicable to other equipment located in such Facilities. [*] BellSouth shall provide suitable space, which shall not be less than [*] in each of the Facilities for all applicable Company Equipment. Suitable space as used in this Agreement shall mean space with power, fire suppression, HVAC and other similar attributes substantially equivalent to that utilized by BellSouth for its own equipment or that of its affiliates used in the provisioning or support of its Internet-related services in the applicable Facilities.

      C. Installation and Maintenance. Company agrees to deliver or cause to be delivered to BellSouth all mutually agreed-upon Company Equipment for installation by BellSouth in the relevant Facility. BellSouth shall permit representative of the Company to be present at all such installations and shall cooperate with the Company in good faith with respect to the installation of all Company Equipment. Any Company Equipment located in any Facility shall be staged for installation, shipped, operated, maintained and repaired by Company, subject to BellSouth's standard security procedures and other practices relating to the admission of vendor personnel to the Facilities, and otherwise in accordance with the practices and procedures to be mutually agreed upon pursuant to this Agreement (which are anticipated by the parties to be substantially similar to those set forth on Attachment "A-1" to this Agreement).

      * Confidential material redacted and filed separately with the Commission.

      D. Site Activation Forms. BellSouth and Company shall enter into a Site Activation Form for each Facility at which any Company Equipment will be located and connected to BellSouth's Internet services network for distribution of the Company's Service to BellSouth Internet services users pursuant to this Agreement, in substantially the form attached hereto as Attachment "A-2". Each Site Activation Form shall become effective and binding on the parties upon execution of such Site Activation Form by each party. The rights and obligations of each party with respect to the distribution of the Company's Service from a Facility shall commence upon joint execution of the applicable Site Activation Form and shall become an integral part of this Agreement upon execution by the parties. The executed Site Activation Form for each Facility, together with the terms hereof, shall constitute the entire agreement of the parties with respect to the distribution of the Company's Service from such Facility. This Agreement shall be deemed amended by and shall include each Site Activation Form executed by the parties.

      E. Additional Facilities. Company and BellSouth shall be entitled to include new or additional Facilities that are not the subject of existing Site Activation Forms upon mutual agreement by jointly preparing and executing a Site Activation Form for such Facility. BellSouth shall give written notice to Company of any new sites at which BellSouth is operating which BellSouth desires to be included as a Facility hereunder.

      F. Schedule. BellSouth and Company will adhere to the implementation schedule and milestones mutually agreed to and set forth in each Site Activation Form. BellSouth agrees to cooperate and coordinate with Company in: (i) delivery of the local exchange carrier circuit which will terminate at the Company Equipment in each Facility, (ii) receipt of shipment of and installation of such equipment, and (iii) completion of the connection to BellSouth, so as to adhere to the implementation schedule. Neither party shall be liable hereunder for any delay in meeting such implementation schedule, except for delays that effect the terms of the Warrant Agreement.

      G. Changes. BellSouth will not allow or cause any Company Equipment to be rearranged, moved, modified, repaired, interconnected (other than as specified in the applicable Site Activation Form) or relocated without thirty (30) days prior written notice to Company. Upon a written notice from BellSouth to Company that BellSouth desires to reconfigure or otherwise modify a Facility, BellSouth and Company will work together in good faith to arrange for Company to move the Company Equipment and to minimize any disruption in end user access to the Company's Service that may be caused by such changes in location or configuration.

      H. Interconnection. If necessary, Company will, at its expense, connect the Company Equipment located at each Facility to BellSouth's Internet services network servers through (i) a minimum of a DS-3 line (or its equivalent) or (ii) wireless technology of equivalent capacity. BellSouth will, at Company's expense, provide a connection to such Company Equipment at BellSouth's aggregation router through [*] or (ii) mutually agreed upon electrical or optical interface connection set forth in the Site Activation Form for such Facility. Company shall, at its sole

      * Confidential material redacted and filed separately with the Commission.

expense, provide such connections between the Company Equipment located at each Facility and the Company's Service network as may be required to deliver the Company's Service to the Facility for distribution to BellSouth's Internet services users. Such connections shall be for the sole purpose of delivering the Company's Service to the Facility for distribution to BellSouth's Internet services users as provided in this Agreement. Company shall not, at or from the Facility, provide the Company's Service or any other service or content to, nor interconnect the Company Equipment for distribution or delivery of the Company's Service or any other service or content to, any party other than BellSouth and BellSouth's Internet services users.

      I. Local Loop Circuit or Satellite Connection. Company shall, in the Company's sole discretion, be entitled to negotiate and provision for and obtain a local loop circuit and/or satellite connection for each Facility, based on any existing contractual obligations and arrangements of Company. However, unless and except where such provisioning will be commercially not reasonable, Company shall obtain such local loop circuits from BellSouth's regulated telephone network or otherwise as reasonably specified by BellSouth, as long as such specified circuits or services are priced comparably to similar circuits or services generally provided by BellSouth to Company or other parties similarly situated. If the Company elects to utilize satellite connections at any Facilities, BellSouth will acquire reasonable and appropriate roof rights at any Facilities as needed. Company acknowledges that BellSouth's only connections to its IP services network at the Facilities are through physical facilities owned or operated by BellSouth's regulated telephone network. Notwithstanding any other provision of this Agreement to the contrary, in no event shall BellSouth be obligated to incur any expense, acquire any equipment, or undertake any construction buildout to accommodate any situation in which Company may elect to obtain local loop circuits/services from any party other than BellSouth.

      J. Removal of Company Equipment. Company shall have the right and obligation, upon (and only upon) any termination of this Agreement (or de-activation of any Facility) as provided herein, to remove all of the Company Equipment at each Facility affected by such termination or de-activation. Such removal shall be performed promptly following such termination or de-activation, subject to and in accordance with BellSouth's standard access policies and procedures for vendors to BellSouth. If BellSouth effects any such removal, it shall store any removed Company Equipment in a secure location for a reasonable period of time, at Company's expense, until Company retakes possession thereof

      K. End User IP Address Information. BellSouth shall provide to Company the IP address blocks used by BellSouth for all Internet services users connected at the Facilities to whom the Company's Service might be distributed pursuant to this Agreement.

      L. Insurance And Physical Damage. Company shall insure the Company Equipment and the operation and maintenance thereof against commercial general liability for a combined single limit of $2,000,000 per occurrence for bodily injury and property damage to third parties. Company agrees to insure against workers' compensation for $2,000,000 and employers' liability for $2,000,000. Any such insurance shall be primary to the extent of Company's indemnity obligations hereunder. Upon written request, Company shall provide a certificate of insurance evidencing the coverages and limits set forth above. BellSouth shall obtain and maintain insurance or self-insurance that covers any real or personal property of BellSouth, commercial general liability, workers' compensation and employers' liability, in each case which is reasonable and customary in the industry. Any such insurance or self-insurance shall be primary to the extent of BellSouth's indemnity obligations hereunder. BellSouth shall provide certificates of insurance evidencing the coverages and limits with respect to the Facilities upon written request by Company. Company and BellSouth intend that damage and destruction to their respective property and business interruption shall be covered by insurance, and accordingly Company and BellSouth shall each look solely to, and seek recovery only from, their respective property insurance carriers in the event of a loss that is covered by such insurance (or would have been covered by such insurance if it had been obtained and maintained as required hereunder). All policies of insurance required hereunder will, to the extent reasonably obtainable from the relevant insurance providers, contain waivers of subrogation in favor of the other Party.

II. Representations, Warranties and Covenants Re: Facilities and Equipment

      A. BellSouth represents and warrants as of the date hereof and covenants that during any period in which Company Equipment is located at any Facility:

            1. Such Facility meets the requirements for suitable space for the Company Equipment as set forth in this Agreement.

            2. BellSouth has sufficient right, title and interest in the Facility to install or permit the installation of any applicable Company Equipment in such Facility and to allow Company to operate, repair and maintain the Company Equipment in the Facility as contemplated by this Agreement. BellSouth has no existing, and will not create, suffer or allow any, liens on the contents of the Facility that could attach to or otherwise be placed on the Company Equipment. In the event that any such lien arises, BellSouth shall bond over such lien within (30) days after receipt of written notice of such lien. BellSouth will not take any action or omit to take any action that would or would have the effect of: (i) co-mingling the Company Equipment with the personal property of BellSouth or any other party, or (ii) pledging or granting a security interest in the Company Equipment. BellSouth shall perform such acts, execute such documents and provide any notices reasonably requested by Company as necessary or desirable to protect the Company Equipment from claims, liens or other rights of creditors of BellSouth and its affiliates.

            3. BellSouth will perform, or cause to be performed, such janitorial services, environmental systems maintenance, power plant maintenance, and other actions with respect to each Facility as are usually and customarily performed by or for BellSouth in such Facility with respect to keeping such Facility in an orderly and safe condition suitable for the operation of its own equipment or that of its affiliates used in the provisioning or support of its Internet-related services in such Facility.

            4. BellSouth will provide access to each Facility for personnel, agents and service representatives of Company, including Company dispatched service personnel from vendors and suppliers that provide equipment to Company in accordance with BellSouth's standard access policies and procedures for vendors to BellSouth, including expedited access in emergencies in accordance with such standard policies and procedures. BellSouth will provide information regarding such policies and procedures as they relate to the Company Equipment to Company from time to time upon request, and such standards shall be substantially the same as those applied by BellSouth with respect to its own equipment or that of its affiliates used in the provisioning or support of its Internet-related services in the applicable Facilities.

      B. Company represents and warrants as of the date hereof and covenants during any period in which Company Equipment is located at any Facility that with respect to such Facility:

            1. Company will enter such Facility solely for the purposes of operating, maintaining and repairing the Company Equipment as set forth in this Agreement.

            2. Company will not interfere with or prohibit the use of such Facility by BellSouth or other authorized occupants of the Facilities.

            3. Company shall notify BellSouth prior to the performance by Company of any repair, maintenance and removal functions and shall perform all such functions in accordance with and subject to BellSouth's standard access policies and procedures for vendors.

            4. Company will perform such repair, maintenance and related work in a safe manner consistent with industry standards and practices.

            5. Company will perform any such work so as to minimize interference with the operation of the Facility and the occupants' activities and businesses.

            6. Company will obtain necessary federal, state and municipal permits, licenses and approvals for any such work.

                                Attachment "A-I"
         to Internet Linking and Content Storage/Distribution Agreement
                                     between
                  BellSouth and iBEAM Broadcasting Corporation

                    Anticipated Maintenance/Repair Procedures

I. Outage/Trouble Procedures

      A. Prerequisites (Company):

            1. Company will provide BellSouth with technical information that will assist BellSouth's Network Operations Center (NOC) to accommodate the Company Equipment within their network monitoring tools. Company will help identify critical areas of concern to be monitored.

            2. Company will provide BellSouth's NOC with a test account to be used by NOC personnel to help confirm an outage.

            3. Company will provide BellSouth's NOC with escalation points and specific phone numbers for notification of and acknowledgment of problem identification and resolution.

      B. Prerequisites (BellSouth):

            1. BellSouth will provide Company with escalation points and specific phone numbers for notification of and acknowledgment of problem identification and resolution. This will include contacts within BellSouth NOC and engineering groups.

      C Procedures for Outages/Interruption of Services

            1. BellSouth can remotely monitor the Company cabinet for specific alarms (as indicated from Company). If BellSouth receives an alarm from the Company cabinet, BellSouth's NOC may try to ensure that the ADSL backbone is functioning and the connectivity to the cabinet is working by examining the port connection and pinging the server.

            2. If the outage is related to a BellSouth function then the following steps will occur:

            (a) BellSouth NOC staff will open a ticket for the trouble and alert Company as to the problem. The Company will be given an estimated time-to-repair and a contact point for further inquiries.

            (b) Once the problem has been resolved, BellSouth NOC staff will close the ticket and contact Company that the problem has been corrected.

            (c) Any interim inquiries as to the nature and estimated time-to-repair will be the responsibility of Company.

            3. If the outage is related to the Company network, service or content, then maintenance and repair will follow the steps to be mutually determined.

                                Attachment "A-2"
         to Internet Linking and Content Storage/Distribution Agreement
                                     between
                  BellSouth and iBEAM Broadcasting Corporation

                              Site Activation Form

      THIS SITE ACTIVATION FORM IS A PART OF THE AGREEMENT BETWEEN iBEAM BROADCASTING CORPORATION AND BELLSOUTH DATED MAY 15, 2000 AND IS SUBJECT TO ALL OF THE TERMS AND CONDITIONS IN SUCH AGREEMENT AND IN THE EVENT OF A CONFLICT, THE AGREEMENT SHALL CONTROL. ONCE EXECUTED, THIS SITE ACTIVATION FORM SHALL BE DEEMED A PART OF, AND ENFORCEABLE IN ACCORDANCE WITH, SUCH AGREEMENT.

--------------------------------------------------------------------------------
Site Address:                                           Site Hours:

--------------------------------------------------------------------------------
Manned/Unmanned? Access Key available?   Access Procedures:

--------------------------------------------------------------------------------
Contact Person:      Email Address:      Cell Phone:         Pager:

--------------------------------------------------------------------------------
Title:                                   Phone:

--------------------------------------------------------------------------------
Facility             Email Address:      Cell Phone:         Pager
Owner/Contact

--------------------------------------------------------------------------------
Title:                                   Phone:

--------------------------------------------------------------------------------
Rack/Cabinet Location: CLLI code                        Power Type Available:

--------------------------------------------------------------------------------
Type of connection:                                     Install Date

--------------------------------------------------------------------------------

Specify below any additional mutually agreed upon information specific or relevant to the activation of this particular Facility for distribution of the Company's Service to BellSouth's Internet services users from this Facility:

BellSouth Telecommunications, Inc         iBEAM Broadcasting Corporation
By: its agent, BellSouth.net Inc.         [Company]


By:______________________________         By:___________________________________

Name:____________________________         Name:_________________________________

Title:___________________________         Title:________________________________

                                 Attachment "B"
         to Internet Linking and Content Storage(Distribution Agreement
                                     between
                  BellSouth and iBEAM Broadcasting Corporation

               Changes to or Limitations on the Company's Service

I. Limitations on Nature of Company's Service

Company acknowledges that this Agreement and BellSouth's willingness (and possibly regulatory ability) to facilitate the distribution of the Company's Service pursuant hereto at the rates and fees set forth herein is based upon the express assumption and condition that (i) the Company's Service shall be transmitted to the Company Equipment over the connections to be established by Company hereunder and shall be stored on the Company Equipment for distribution to BellSouth's Internet services users, (ii) that traffic from such users shall not be carried out of the Facilities over such Company connections, and (iii) the nature of the Company's Service is limited to streaming media and static web page content. Company shall not materially change the nature or manner of delivery of the Company's Service to the Facilities or its connections to Facilities or the Company Equipment so as to render any of the assumptions or conditions set forth in clauses (i)-(iii) in this Section invalid or untrue without BellSouth's prior consent, which consent shall not be unreasonably withheld, delayed or conditioned.

                                 Attachment "C"
         to Internet Linking and Content Storage/Distribution Agreement
                                     between
                  BellSouth and iBEAM Broadcasting Corporation

                        Pricing/Additional Consideration

      1. Trial Period for Initial Facility. Promptly upon execution of this Agreement, the parties will mutually agree upon and execute a Product Evaluation Agreement for the lab Facility in Atlanta, Georgia, and arrange for the installation and operation of the Company Equipment at such Facility in accordance therewith. Such equipment as are used for testing in this lab environment will not be NEBS compliant. Once NEBS compliance is achieved for all the Company's equipment, the parties will mutually agree upon and execute a Site Activation Form for the initial Facility in Atlanta, Georgia, at which the Company Equipment will be tested for a trial period not to exceed ninety (90) days after installation of the Company Equipment at such Facility during which the Company's Service will be distributed to BellSouth Internet services users from the initial Facility and the parties will verify various technical, operating and business assumptions in order to determine whether to proceed with activation of additional Facilities. Each additional Facility to be activated, if any, shall be subject to the execution of a mutually-acceptable Site Activation Form for such Facility as provided in this Agreement.

      2. Fees. As compensation for the rights of Company to connect to the BellSouth Internet services network and to distribute the Company's Service to BellSouth Internet services users over such network as provided in this Agreement, Company shall pay BellSouth the following fees:

      (a) Installation Fee. Company will pay to BellSouth a fee of not more than [*] per installation (an "Installation Fee") for each activated Facility. Such fee shall be based upon BellSouth's labor and materials used in connection with the installation at commercially reasonable rates. Where Company's connections to the Company Equipment will be by satellite circuits as permitted hereunder, Company will manage and pay for satellite dish installation, which will meet standard BellSouth Facility specifications. This cost, to be paid to BellSouth, will be in addition to the above installation fee and is not to exceed $1,000.00 per dish installation.

      (b) Minimum Revenue Share. As measured from installation at each location Company will pay BellSouth each month a fee equal to the greater of (i) the product obtained by multiplying the sum of [*] times the number of Facilities at which Company Equipment is then installed pursuant to this Agreement; and (ii) [*] of the total BellSouth Derived Revenue (as defined below) for such month. At the end of the month six (6), as measured from installation at each location, Company and BellSouth shall evaluate the revenue share, based on total traffic delivered, where total traffic delivered shall include traffic delivered on all sites within BellSouth's network, and the number of BellSouth's broadband users, where broadband users shall be counted as users are counted in the Warrant Agreement, in the following manner: in the event that: a) Company reaches

      * Confidential material redacted and filed separately with the Commission.

[*] in total traffic and BellSouth reaches at total of [*] broadband users then the Parties will change the minimum stated in Article 2(b)(i) to [*] b) Company reaches [*] in total traffic and BellSouth reaches at total of [*] broadband users then the Parties will change the minimum stated in Article 2(b)(i) to [*], and c) Company reaches [*] in total traffic and BellSouth reaches at total of [*] broadband users then the Parties will change the minimum stated in Article 2(b)(i) to [*]. In the event that the above does not allow for an equitable remedy for one or both Parties the Parties agree to negotiate in good faith to equitably adjust the minimum Article 2(b)(i). In the event that Company fails to meet such agreed minimums in aggregate in any three (3) month period either Party may remove such individual sites as failed individually to meet such minimums. In the event that the Parties deinstall a site, Company shall pay to BellSouth a deinstallation charge of [*] per site deinstalled.

      3. Revenue Definitions. The term "BellSouth Derived Revenue" as used herein shall mean all gross revenues recognized by Company and attributable to the Company's Service distributed to BellSouth Internet services users as provided hereunder. Such calculation shall be based on a normalized number (ie... value) calculated by multiplying total traffic volume transferred through the Company servers located in the BellSouth network by the weighted average revenue per unit of traffic derived by Company from its content customers. It is the expectation of the parties that BellSouth will participate in non-transport based revenues associated with the servers deployed in BellSouth's network on a basis comparable to transport revenues. The parties will negotiate and agree upon how the revenue share will be calculated and implemented in a mutually agreeable manner within thirty days of the effective date of` this agreement. .

      5. Other Arrangements.

      (a) Company will provide BellSouth a channel guide to promote traffic and drive revenues. iBEAM and BellSouth's portal group will use commercially reasonable efforts to develop appropriate linking agreements and customizable features

      (b) Company will provide monthly reports to BellSouth showing exact bandwidth served through the Company's Service distributed to BellSouth Internet services users as provided hereunder, as well as all BellSouth Derived Revenue. BellSouth may also collect usage data and reconcile results.

      (c) Company will include BellSouth in any additional revenue share opportunities offered generally to ISPs. BellSouth will receive most favored ISP status (of comparable size and deployment), for all current and future Company deals, including, but not limited to, terms and revenue share.

      (d) Company will provide BellSouth with the opportunity and will negotiate in good faith with BellSouth to enter into a mutually acceptable reseller agreement wherein BellSouth would be granted the right to resell the Company's Service or other services offered by the Company on terms at least as favorable to BellSouth as those granted by Company to its other resellers (of comparable size and deployment).

      * Confidential material redacted and filed separately with the Commission.

                                 Attachment "D"
         to Internet Linking and Content Storage/Distribution Agreement
                                     between
                  BellSouth and iBEAM Broadcasting Corporation

                                    The Marks

BellSouth Marks

BellSouth
BellSouth Internet Services
BellSouth Corporation
BellSouth Telecommunications, Inc.

      -----------------
      BELLSouth Graphic
      -----------------

      Company Marks

      per iBEAM's standard usage guide

                                 Attachment "E"
                              Terms and Conditions

These terms and conditions apply to the relationship between BellSouth Telecommunications, Inc. ("BellSouth") and each company ("Company") which enters into an Internet Linking and Content Caching/Distribution Agreement or similar agreement however denominated ("Agreement") with BellSouth for the linking of the Company's Service to the BellSouth Site, (and vice-versa) and distribution of the Company's Service to BellSouth's Internet users, all as defined in the Agreement. All references to the Agreement herein shall be deemed to include the Agreement entered into by the relevant Company, all Attachments thereto, and these Terms and Conditions.

      1. Nature of Relationship. The parties acknowledge that the relationship of Company to BellSouth is that of an independent contractor and that nothing contained in the Agreement shall be construed to place BellSouth and Company in the relationship of principal and agent, master and servant, partners or joint venturers. Neither party shall have, expressly or by implication, or shall represent itself as having, any authority to make contracts or enter into any agreements in the name of the other patty, or to obligate or bind the other party in any manner whatsoever.

      2. Use of Marks. Each party hereby grants the other a non-exclusive, non-transferable, royalty free license to use and display the names, trade names, trademarks, service names, and service marks of the granting party identified on Attachment "D" to the Agreement, together with any other trade names, trademarks, service names and service marks used by the granting party in connection with the Company's Service or the BellSouth Site respectively (collectively, the "Marks"), solely in conjunction with the distribution of the Company's Service to BellSouth's Internet service users, the establishment of any hyperlinks provided for in the Agreement, and in conjunction with advertising or promotion of the Company's Service and/or the BellSouth Site as permitted in the Agreement. Prior to the first use of any of the other party's Marks in the manner permitted herein, the party using such Marks shall submit a sample of such proposed use to the other party for its prior written approval, which shall not be unreasonably withheld or delayed. Without limiting the generality of the foregoing, each party shall strictly comply with all standards with respect to the other party's Marks which may be furnished by such party from time to time, and all uses of the other party's Marks in proximity to the trade name, trademark, service name or service mark of any other person shall be consistent with the standards furnished by the other party from time to time. Further, neither party shall create a combination mark consisting of one or more Marks of each party. All uses of the other party's Marks shall inure to the benefit of the party owning such Mark. Each party hereby acknowledges and agrees that, as between the parties hereto, the other party is the owner of the Marks identified as its Marks on the applicable Attachment to the Agreement. Either party may update or change the list of Marks usable by the other party hereunder at any time by written notice to the other party.

      3. License. Company hereby grants to BellSouth, solely for distribution through BellSouth services that allow viewers to select the Content from Content Provider web site and which are then redirected to Company equipment located in or connected to BellSouth facilities, and BellSouth accepts, a non-exclusive license to use, reproduce, distribute, display, cache, and transmit Content in connection with the Services herein contemplated for the purposes of this Agreement.

      4. Objectionable Material. (a) BellSouth reserves the right, but does not accept any obligation, to remove, block or otherwise disable the transmission to its Internet services users of any portion of the Company's Service or any description, advertisement or listing about the Company's Service on the BellSouth Site or in any related materials if the screens, images or other content presented to users who access the Company's Service through the BellSouth Internet services network are deemed by BellSouth in it's sole discretion to be objectionable for any reason. BellSouth will, as a general rule, give Company notice of and consult with Company regarding any decision by BellSouth to implement any such removal, blocking or disabling. In such event, the Company shall, if requested by BellSouth, promptly remove all links to the BellSouth Site and all uses of the BellSouth Marks from the Company's Service.

      (b) Each party reserves the right to refuse the placement of advertisements or other materials within its respective site or service which it deems offensive or inappropriate.

      5. Confidentiality. (a) All non-public information received by one party (the "receiving party") from the other party (the "disclosing party") in connection with or relating to its performance under the Agreement ("Information") will be held in strict confidence by the receiving party, and the receiving party shall not disclose such Information, in whole or in part, to any person other than its employees officers, directors, agents, employees and representatives, including financial, technical and legal advisers, or those of its affiliated companies (collectively, "representatives") who need to know such Information in connection with the receiving party's performance hereunder and who have been informed by the receiving party of the confidential nature of the Information and who shall be required by the receiving party to agree to treat such Information confidentially. Within ten (10) days after written request from the disclosing party, the receiving party will deliver to the disclosing party all tangible materials containing or embodying the Information received from the disclosing party; providing that any portion of the Information which has been incorporated into analyses, compilations, comparisons, studies or other documents prepared by the receiving party shall be held by the receiving party and kept confidential as provided above, or shall be destroyed.

      (b) The term "Information" as used herein does not include any data or information which is already known to the receiving party at the time it is disclosed to the receiving party, or which before being divulged by the receiving party (i) has become generally known to the public through no wrongful act of the receiving party; (ii) has been rightfully received by the receiving party from a third party without restriction on disclosure and without, to the knowledge of the receiving party, a breach of an obligation of confidentiality running directly or indirectly to the other party hereto; (iii) has been approved for release by a written authorization by the other party hereto; (iv) has been disclosed pursuant to a requirement of a governmental agency or of law without similar restrictions or other protections against public disclosure, or is required to be disclosed by operation of law; (v) is independently developed by the receiving party without use, directly or indirectly, of the Information received from the other party hereto; or (vi) is furnished to a third party by the disclosing party hereunder without restrictions on the third party's right to disclose the information.

      (c) The disclosure or receipt of Information shall not constitute or imply any promise or intention to make any purchase of products or services by either party or any commitment by either party with respect to the present or future marketing of any product or service. None of the Information which may be disclosed or exchanged by the parties shall constitute any representation, warranty, assurance, guarantee or inducement by either party to the other of any kind, and in particular, with respect to the accuracy or completeness of any Information.

      (d) No license under any patents, copyrights, trademarks, trade secrets, mask works, or other intellectual property rights of the disclosing party is granted by any disclosure of Information hereunder. Each party agrees to reproduce and not to remove or obscure proprietary rights legends (such as trademark and service mark symbols and copyright notices) or disclaimers included in the Information or the BellSouth Site, the Company's Service or with any documents or materials provided in connection with the Agreement (whether in electronic form or otherwise).

      (e) For the purpose of complying with the obligations set forth herein, the party receiving any Information shall use efforts commensurate with those that such party employs for the protection of corresponding sensitive information of its own for the term of the Agreement and for three (3) years thereafter. Such receiving party shall not be liable for any inadvertent disclosure of Information provided that (i) it has used substantially the same degree of care to avoid disclosing such Information as it uses for its own information of like importance, and (ii) upon discovery of any inadvertent disclosure it shall use reasonable efforts to prevent further disclosure of such Information.

      6. Representations, Warranties and Indemnities.

      (a) Company represents and warrants to BellSouth as follows:

            (i) that it owns all right, title, and interest in and to, or has sufficient authority to use and distribute or make available in the manner contemplated by the Agreement, the Company's Service (including all related Marks and all text, other graphics, audio files, materials, information and other content developed by or for Company for the Company's Service or for inclusion in the BellSouth Site or related materials in connection with the linking of the Company's Service), collectively the "Company Content", including all intellectual property rights incorporated in each of the foregoing, including, without limitation, all trademarks, service marks, copyrights, names and likenesses; and

            (ii) that, to the best of its knowledge, none of the Company Content does or will infringe any trademark, service mark, copyright, or other intellectual property right of a third party, or constitute a libel or defamation or false, deceptive or unfair advertising or disparagement under applicable law, or fail to comply with any applicable law, including, without limitation, licensing requirements and administrative or professional rules, or constitute an invasion of the right of privacy or publicity of any person.

      (b) Company shall defend, indemnify and hold harmless BellSouth and its affiliates and their respective officers, directors, employees and agents from and against any and all loss, cost, liability or expenses (including reasonable attorneys' fees and amounts paid in settlement) arising from a breach of the representations and warranties of Company set forth above or from a claim that the use or distribution of the Company Content, each in the form delivered by Company to BellSouth, infringes any patent, trademark, or any copyright or any other proprietary right of a third party enforceable in the U.S., provided that BellSouth notifies Company promptly in writing of any such action and gives Company sole control of the defense and any negotiations for settlement or compromise of such action; provided, further that the foregoing indemnification by Company shall not apply to the extent that any action by BellSouth gives rise to or otherwise enhances any such claim.

      (c) BellSouth represents and warrants to Company as follows:

            (i) that it owns all right, title, and interest in and to, or has sufficient authority to use and distribute in the manner contemplated by the Agreement any advertising or other materials submitted by BellSouth for inclusion on the Company's Service (collectively, the "BellSouth Materials"), including all intellectual property rights incorporated in each of the foregoing, including, without limitation, all trademarks, service marks, copyrights, names and likenesses; and

            (ii) that, to the best of its knowledge, neither the BellSouth Materials nor any of the BellSouth Marks does or will infringe any trademark, service mark, copyright, or other intellectual property right of a third party, or constitute a libel or defamation or false, deceptive or unfair advertising or disparagement under applicable law, or fail to comply with any applicable law, including, without limitation, licensing requirements and administrative or professional rules, or constitute an invasion of the right of privacy or publicity of any person.

      (d) BellSouth shall defend, indemnify and hold harmless Company and its affiliates and their respective officers, directors, employees and agents from and against any and all loss, cost, liability or expenses (including reasonable attorneys' fees and amounts paid in settlement) arising from a breach of the representations and warranties of BellSouth set forth above or from a claim that the use or distribution of the BellSouth Materials or the BellSouth Marks, each in the form provided by BellSouth to Company, infringes any patent, trademark, or any copyright or any other proprietary right of a third party enforceable in the U.S., provided that Company notifies BellSouth promptly in writing of any such action and gives BellSouth sole control of the defense and any negotiations for settlement or compromise of such action; provided, further, that the foregoing indemnification by BellSouth shall not apply to the extent that any action by Company gives rise to or otherwise enhances any such claim.

      7. Disclaimers: Limitations of Liability.

      (a) EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE COMPANY'S SERVICE, THE BELLSOUTH SITE, OR ANY OTHER SERVICE, CONTENT, TOOLS OR RELATED DOCUMENTS OR MATERIALS (IN ELECTRONIC FORM OR OTHERWISE) PROVIDED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM A COURSE OF DEALING OR COURSE OF PERFORMANCE. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, COMPANY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE PERFORMANCE, AVAILABILITY, FUNCTIONALITY OR ANY OTHER ASPECT OF THE COMPANY'S SERVICE. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, BELLSOUTH EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE PERFORMANCE, AVAILABILITY, FUNCTIONALITY, NUMBER OF SUBSCRIBERS OR ANY OTHER ASPECT OF THE BELLSOUTH SITE OR BELLSOUTH'S INTERNET SERVICES.

      (b) EXCEPT FOR BREACHES OF SECTION 2 OF

THESE TERMS AND CONDITIONS (USE OF MARKS) OR PURSUANT TO THE INDEMNIFICATION PROVISIONS CONTAINED IN THESE TERMS AND CONDITIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY, WHETHER IN CONTRACT OR IN TORT OR UNDER ANY OTHER LEGAL THEORY (INCLUDING STRICT LIABILITY), FOR ANY I) DIRECT DAMAGES IN EXCESS OF $1,000,000.00 OR II) INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFIT'S, REVENUE, DATA OR USE, OR FOR INTERRUPTED COMMUNICATIONS, INCURRED BY EITHER PARTY IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      8. Indemnification. Each party hereby indemnifies and agrees to hold the other party and its affiliates harmless from and against all claims, cost, liabilities, judgments, expenses or damages (including reasonable attorneys' fees) arising out of or in connection with the party's breach of any warranties made herein or any claim based on the infringement of intellectual property rights. The other party shall promptly notify the indemnifying party of any third party action, suit, proceeding or investigation ("Proceeding") for which indemnification is sought, provided that any failure to so notify the indemnifying party will not relieve the indemnifying party from any liability or obligation which it may have to any indemnified person except to the extent of any material prejudice to the indemnifying party resulting from such failure. If any such Proceeding is brought against an indemnified person, the indemnifying party will be entitled to assume and control the defense thereof. Each indemnified person will be obligated to cooperate reasonably with the indemnifying party, at the expense of the indemnifying party, in connection with such defense and the compromise or settlement of any such Proceeding.

      9. Termination. (a) Unless sooner terminated by either party or extended for a specific additional term by mutual written agreement, the Agreement will automatically be extended for successive one-year terms until terminated by either party as provided herein. Either party may terminate the Agreement at any time during or after the initial term upon at least sixty (60) days prior written notice to the other party.

      (b) If either party breaches any provision of the Agreement and fails to cure such breach within thirty (30) days after receipt of written notice thereof, the other party may upon written notice to the breaching party terminate the Agreement immediately, without liability to the breaching party. Either party may, upon written notice to the other, terminate the Agreement immediately without liability to the other party, if such other party has breached any of the provisions of the Agreement relating to confidentiality or the use of the Marks.

      (c) Anything herein to the contrary notwithstanding, the provisions of the Agreement relating to indemnification, confidentiality and any other provisions which by their nature should survive termination shall survive the expiration or termination of the Agreement for any reason.

      10. Assignment. Neither party may assign the Agreement without the prior written consent of the other; provided, however, that no consent shall be necessary for BellSouth to assign the Agreement to any affiliate of BellSouth or to any entity acquiring all or substantially all of BellSouth's Internet services operations, or for either party to assign the Agreement to an entity acquiring all or substantially all of the stock or assets of such party.

      11. Notices: All notices from either party to the other shall be delivered either personally or by first-class, pre-paid U.S. mail. Notice to either party shall be sent to the respective address as set forth in the Agreement, unless written notice of a change of address shall have been previously given by either party. In addition, a copy of any changes in address for notices and any notices of termination or any claimed default by BellSouth shall be contemporaneously given to counsel for BellSouth at the following address:

      BellSouth.net Inc.
      303 Perimeter Center North, Suite 600
      Atlanta, Georgia 30346
      Attn: General Counsel

      Addresses for notices may be changed at any time by giving thirty (30) days prior written notice as provided above.

      12. Publicity. Neither party will make any public announcement with respect to the business arrangement contemplated by this Agreement without the other party's prior written consent, unless in the opinion of such party's legal counsel, such announcement is required by applicable law.

      13. Waiver. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No express waiver or assent by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

      14. Miscellaneous. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of Georgia, without giving effect to the conflict of law rules of such state. Any litigation arising hereunder shall be filed in either the Federal District Court for the Northern District of Georgia or the Superior Court of Dekalb County, Georgia and Company consents to the jurisdiction of such courts. This Agreement (including the Attachments to this Agreement and these Terms and Conditions contained in this Attachment "E", all of which are hereby incorporated herein by reference for all purposes) contains the entire agreement between the parties relating to the subject matter contained herein, and supersedes any and all other agreements, representations or warranties of the parties in connection with such subject matter. This Agreement cannot be modified, changed or terminated orally, and no changes, amendments or modifications to this Agreement shall be binding unless in writing and duly executed by the party to be charged therewith. If any provision of this Agreement is held invalid, unenforceable or illegal for any reason, such provision shall be deemed to apply only to the maximum extent permitted by law, and the remainder of this Agreement shall remain valid and enforceable in accordance with its terms. Whenever possible, the terms of this Agreement and any Attachments hereto shall be construed so as to be consistent with, and not in conflict with, each other and these Terms and Conditions. However, in the event of any conflict between the terms of this Agreement or any Attachments hereto and the provisions of these Terms and Conditions, the Attachments shall control over the Agreement and the Agreement shall control over the Terms and Conditions. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute on and the same instrument.